Exhibit 5(i)(B)

Cleary Gottlieb Steen & Hamilton llp

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NEW YORK • WASHINGTON, DC • PARIS • BRUSSELS
LONDON • MOSCOW • COLOGNE*
ROME • MILAN • HONG KONG · BEIJING
FRANKFURT AM MAIN

CHRISTOF VON DRYANDER
RECHTSANWALT
MEMBER OF THE DC BAR

THOMAS M. BUHL
RECHTSANWALT
AVOCAT AU BARREAU DE PARIS

DR. STEPHAN BARTHELMESS
RECHTSANWALT
MEMBER OF THE NEW YORK BAR

ANDRES DE LA CRUZ
ABOGADO (ARGENTINA)
ATTORNEY AT LAW (USA)
MEMBER OF THE BUENOS AIRES
AND NEW YORK BARS

WARD A. GREENBERG
ATTORNEY AT LAW (USA)
MEMBER OF THE NEW YORK BAR

DR. KLAUS RIEHMER
RECHTSANWALT

DR. GABRIELE APFELBACHER
RECHTSANWALT1N
MEMBER OF THE NEW YORK BAR

DR. THOMAS KOPP
RECHTSANWALT

DR. J.F. DANIEL WEYDE
RECHTSANWALT, STEUERBERATER
MEMBER OF THE NEW YORK BAR	DR. TILL MÜLLER-IBOLD
RECHTSANWALT
AVOCAT AU BARREAU DE BRUXELLES

DR. WERNER MEIER
RECHTSANWALT
MEMBER OF THE NEW YORK BAR

HANNO SPERLICH
RECHTSANWALT

COLOGNE

DR. WOLFGANG KNAPP
RECHTSANWALT
AVOCAT AU BARREAU DE BRUXELLES

PROF. DR. DIRK SCHROEDER
RECHTSANWALT

DR. JÜRGEN J. SIEGER

RECHTSANWALT

JOHN PALENBERG
ATTORNEY AT LAW (USA)
MEMBER OF THE NEW YORK BAR

DR. ROMINA POLLEY
RECHTSANWALTIN

DR. OLIVER SCHRODER
RECHTSANWALT

DR. MICHAEL BREMS
RECHTSANWALT
MEMBER OF THE NEW YORK BAR

Writer’s Direct Dial: +49 (69) 971 030 E-Mail: gapfelbacher@cgsh.com
     February 7, 2008

Qimonda AG Gustav-Heinemann-Ring 212 81739 Munich
Ladies and Gentlemen:
          We are acting as special German counsel to Qimonda AG (“Qimonda”), a German stock corporation, in connection with the proposed offer, issuance and sale of American Depositary Shares (the “ADSs”), each representing an ownership interest in one ordinary registered share of Qimonda with a notional value of EUR 2.00 per share, from the holdings of Infineon Technologies AG (“Infineon AG”) (the “Shares”). In our capacity as such counsel, we are familiar with (i) the proceedings relating to the formation of Qimonda, and (ii) the proceedings taken by Qimonda in respect of the issuance of 132,288,975 no par value ordinary shares in connection with the contribution of certain assets to Qimonda by Infineon AG in the course of the carve out of the memory products business of Infineon AG.
          This opinion is being furnished in connection with the registration statement (as amended through the date hereof, the “Registration Statement”) on Form F-3 filed by Qimonda with the Securities and Exchange Commission (the “Commission”) on September 11, 2007 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”).
          In arriving at the opinions expressed below, we have examined and we are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:
(i)	the Registration Statement;

(ii)	the articles of association (Satzung) of Qimonda as in effect on the date hereof;
(iii)	an excerpt from the commercial register (Handelsregister) in Munich, Germany with respect to Qimonda;
* Cologne Office: +49 (221) 800040-0 Facsimile +49 (221) 800040-199

Qimonda AG, p.2
(iv)	the resolution by Qimonda’s shareholders’ meeting of April 25, 2006, relating to a capital increase in the amount of €264,577,950.00 against contribution in kind through the issuance of 132,288,975 no par value ordinary registered shares of Qimonda;

(v)	a copy of the publicly available valuation report by Ernst & Young AG Wirtschaftsprüfungsgesellschaft dated April 26, 2006, relating to the value of the assets to be contributed to Qimonda’s share capital by Infineon AG, as filed with the commercial register in Munich, Germany relating to Qimonda;

(vi)	an Officers’ Certificate of Qimonda of even date herewith (the “Certificate”), confirming that since Infineon AG’s subscription for the 132,288,975 no par value ordinary registered Qimonda shares, Qimonda has not made any payments or transfers of assets to Infineon AG in its capacity as shareholder of Qimonda;

(vii)	a copy of the application for registration of the 132,288,975 no par value ordinary registered shares of Qimonda registered with the commercial register on April 25, 2006, as executed by two members of the board of management of Qimonda, including among other things, the executed subscription certificate relating to the subscription of the 132,288,975 no par value ordinary registered shares of Qimonda by Infineon AG;

(viii)	a copy of the application (the “2006 Application”) for registration of the 42,000,000 no par value ordinary registered shares resulting from a capital increase registered with the commercial register on August 8, 2006, as executed by a member of the board of management of Qimonda and a representative of Qimonda holding a statutory power of attorney (Prokura), and the chairman of Qimonda’s supervisory board;

(ix)	a copy of the application (the “2007 Application”) for registration of the 1 no par value ordinary registered share of Qimonda registered with the commercial register on July 5, 2007, as executed by two members of the board of management of Qimonda and the chairman of Qimonda’s supervisory board;
          In rendering the opinions expressed below, we have relied, without independent verification, upon the following assumptions:
(i)	The authenticity of all documents submitted to us as originals;

(ii)	the conformity with their respective original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents;

(iii)	the genuineness of all signatures on all documents submitted to us;

(iv)	that any natural person signing any agreement, instrument or other document was legally competent at the time of execution; and

(v)	the accuracy as to factual matters of each document we have reviewed, including, without limitation, the statements made by officers of Qimonda in the Applications and in the Certificate.
          On the basis of and in reliance upon the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

Qimonda AG, p.2
1.	Qimonda is a stock corporation (Aktiengesellschaft) duly registered with the commercial register (Handelsregister) in Munich, Germany, and validly existing under the laws of Germany.

2.	The Shares have been duly authorized by all necessary corporate action and are validly issued, fully paid and non-assessable.
          The foregoing opinions are limited to the laws of Germany and we express no opinion as to the laws of any other jurisdiction.
          We hereby consent to the filing of this opinion with the Commission as Exhibit 5(i)(B) to the Registration Statement and the use of our name in the Prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP
By:	/s/ Dr. Gabriele Apfelbacher
Dr. Gabriele Apfelbacher, a Partner